As filed with the Securities and Exchange Commission on December 20, 2005
Registration Number 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Endeavour International Corporation
CO-REGISTRANTS ARE LISTED ON THE FOLLOWING PAGE
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	1000 Main Street, Suite 3300 Houston, Texas 77002 (713) 307-8700	88-0448389 (I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
H. Don Teague
Executive Vice President, General Counsel and Secretary
1000 Main Street, Suite 3300
Houston, Texas 77002
(713) 307-8700
Fax (713) 307-8794
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Samuel N. Allen
Porter & Hedges, L.L.P.
1000 Main Street
Houston, Texas 77002-3663
(713) 226-6629
Fax (713) 226-6229
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered	Offering Price (1)(2)	Registration Fee
Debt Securities
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Warrants
Units
Guarantees of the Debt Securities and Warrants(3)
Total	$300,000,000		$32,100

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement will not exceed $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock, warrants, units and guarantees as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable in connection with the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*
The following subsidiaries of Endeavour International Corporation are co-registrants under this registration statement.

	Jurisdiction of	Primary Standard
	Incorporation or	Industrial Classification	I.R.S. Employer
Name	Organization	Code Number	Identification Number
Endeavour Energy UK Limited	England and Wales	1311	Not Applicable

Endeavour Energy Norge AS	Norway	1311	Not Applicable

Endeavour Energy Netherlands B.V.	The Netherlands	1311	Not Applicable

*	The address for each of the co-registrants is c/o Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002, telephone (713) 307-8700.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated December 20, 2005
Prospectus
Endeavour International Corporation

$300,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Units

     From time to time, we may sell common stock, preferred stock, debt securities or warrants, either individually or in units, with a total value of up to $300,000,000. We may also offer common stock or preferred stock issuable upon conversion of debt securities, common stock issuable upon conversion of preferred stock, or common stock, preferred stock or debt securities issuable upon the exercise of warrants.
     This prospectus contains summaries of the general terms of these securities and the general manner in which they will be offered for sale. These securities may be fully and unconditionally guaranteed by one or more of our wholly-owned subsidiaries named in this prospectus or a prospectus supplement. At the time of each offering, we will provide the specific terms, manner of offering and the initial public offering price of the securities in a supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     The total of all securities offered by us will not exceed combined initial offering prices of $300,000,000.
     Our common stock is listed on the American Stock Exchange under the symbol “END.”
     Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                      , 2005

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $300,000,000. In this prospectus (including the documents incorporated by reference), we have summarized material provisions of contracts and other documents, which are included as exhibits to the registration statement. For a complete description of their terms, you should review the full text of the documents.
     This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include additional risk factors or other considerations applicable to that offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any person to give any information or to make any representations not contained or incorporated by reference in this prospectus. This prospectus is neither an offer to sell nor a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You should not assume the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the documents.

i

ENDEAVOUR INTERNATIONAL CORPORATION
     We are an international oil and gas exploration and production company primarily focused on the acquisition, exploration and development of oil and gas reserves in the North Sea.
     We were incorporated as a Nevada corporation on January 13, 2000. Our common stock is quoted on the American Stock Exchange and began trading in June 2004 under the symbol “END.”
     Our headquarters and principal executive offices are located at 1000 Main Street, Suite 3300, Houston, Texas 77002. Our telephone number is (713) 307-8700. The address of our website is http://www.endeavourcorp.com. The information on, or linked to or from, our website is not part of this prospectus.
     As used in this prospectus, unless the context otherwise requires, references to the “Company,” “Endeavour,” “we,” “us” or “our” mean Endeavour International Corporation, its subsidiaries and its interests in other entities.
RISK FACTORS
     An investment in our securities involves a high degree of risk. You should carefully consider the risks factors described below and in any prospectus supplement, together with the other information included and incorporated by reference in this prospectus, before you decide to invest in our securities. The risks described below are the material risks of which we currently are aware; however, they may not be the only risks that we face. Additional risks or uncertainties not currently known to us or that we currently view as immaterial also may impair our business. If any of these risks develop into actual events, it could materially and adversely affect our business, financial condition, results of operations and cash flows, and you may lose all or part of your investment.
We have had operating losses to date and do not expect to be profitable in the foreseeable future.
     We have been operating at a loss each year since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the years ended December 31, 2004, 2003 and 2002 was $23.8 million, $41.2 million and $4.8 million, respectively, and net loss for the nine months ended September 30, 2005 was $5.9 million. We expect to incur substantial expenditures in connection with our oil and gas exploration activities. Further, we expect to continue to experience losses for the foreseeable future and cannot predict when, or if, we might become profitable.
If we are unable to generate additional financing, we will not be able to adequately fund our existing development and exploration projects, acquire additional oil and gas interests, or maintain our rights in our projects.
     We may not have an adequate amount of financial resources to adequately fund our development and exploration projects on a long-term basis. In the past, we have relied on the sale of our debt and equity securities to fund the acquisition, exploration and development of our petroleum properties. We will need to raise additional capital to continue funding these projects and to have the ability to fund additional projects. We cannot assure you that additional funding will be available to us for exploration and development of our projects or to fulfill our obligations under any agreements. We also cannot assure you that we will be able to generate sufficient operating cash flow or obtain adequate financing in the future or that the terms of any such financing will be favorable. Failure to generate such additional operating cash flow or obtain such additional financing could result in delay, postponement or cancellation of further exploration and development of our projects or the loss of our interest in our prospects.
Acquiring interests in properties for oil and natural gas exploration is speculative in nature and may not ever result in operating revenues or profits.
     We cannot assure you that we will discover oil and gas in commercial quantities in our current properties or properties we may acquire in the future. Our success depends upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves ultimately are discovered. We expect to derive the cash flow necessary to fund our operations from the oil and gas produced from our producing properties and/or the sale of our properties, but there is no assurance we will be able to do so.
If we are unable to identify additional oil and gas prospects in which we can acquire an interest at an affordable price, we may not be able to sustain our growth rate, and our ability to spread risk will be impaired.
     One element of our business strategy is to continue to grow and spread risk through selected acquisitions of ownership interests in oil and gas prospects; provided, however:
•	we may not be able to identify additional desirable oil and gas prospects and acquire leasehold or other ownership interests in such prospects at a desirable price;

•	any of our completed, currently planned, or future acquisitions of ownership interests in oil and gas prospects may not include prospects that contain proven oil or gas reserves;

•	we may not have the ability to develop prospects that contain proven oil or gas reserves to the point of commercial production;

•	we may not have the financial ability to consummate additional acquisitions of ownership interests in oil and gas prospects or to develop the prospects that we acquire to the point of production; and

•	we may not be able to consummate additional acquisitions on terms favorable to us or at all.
We may not be able to replace production with new reserves.
     Our future oil and gas production is highly dependent upon our level of success in finding or acquiring additional reserves. In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Our reserves will decline unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities.
     Our recent growth is due in large part to acquisitions of producing properties. The successful acquisition of producing properties requires an assessment of a number of factors, some of which are beyond our control. These factors include:
•	our estimates of recoverable reserves;

•	future oil and gas prices;

•	operating costs; and

•	potential environmental and other liabilities.
     These assessments are inexact and their accuracy is inherently uncertain. In connection with such assessments, we perform a review of the subject properties consistent with industry practices. However, our review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We cannot assure you that we will be able to acquire properties at acceptable prices because the competition for producing oil and gas properties is intense and many of our competitors have financial and other resources that are substantially greater than those available to us.

Market fluctuations in the prices of oil and gas could adversely affect the price at which we can sell oil or gas discovered on our properties.
     Market fluctuations in the prices of oil and gas can adversely affect the price for which we can sell oil and gas discovered on our properties. In recent decades, there have been periods of both worldwide over-production and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. These conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods historically have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations, even during relatively short periods of seasonal market demand. We cannot predict with any degree of certainty future oil and gas prices. Changes in oil and gas prices significantly affect our revenues, operating results, profitability and the value of our oil and gas reserves. Lower prices may reduce the amount of oil and gas that we can produce economically. In an attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production.
Lower oil and gas prices may cause us to record ceiling test write-downs.
     We use the full cost method of accounting for our oil and gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and gas properties. Under full cost accounting rules, the net capitalized costs of oil and gas properties (net of related deferred taxes), including estimated capitalized abandonment costs, may not exceed a “ceiling limit,” which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10% and excluding cash flows related to estimated abandonment costs, plus the lower of cost or fair value of unproved properties. If net capitalized costs of oil and gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a “ceiling test write-down.” This charge does not impact cash flow from operating activities, but does reduce net income. The risk that we will be required to write down the carrying value of oil and gas properties increases when oil and natural gas prices are low. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves. We cannot assure you that we will not experience ceiling test write-downs in the future.
The oil and gas exploration industry is extremely competitive, which may adversely affect our profitability.
     The oil and gas industry is intensely competitive and we compete with other companies that have longer operating histories and greater financial and other resources than we do. Many of these companies not only explore for and produce oil and gas but also conduct refining operations and market petroleum and other products on a worldwide basis. Many of these competitors can sustain longer periods of reduced prices of oil and gas and may also be in a better position to outbid us to purchase particular interests in oil and gas properties.
Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by factors outside of our control. If we are unable to produce oil and gas from our properties in commercial quantities, our operations will be severely affected.
     Our business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that the wells, although productive, do not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids, or other conditions may substantially delay or prevent completion of any well. This could result in a total loss of our investment in a particular property. Adverse weather conditions also can hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered, which impair or prevent the production of oil and gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other substances. We cannot assure you that oil and gas will be produced from the properties in which we have interests, nor can we assure the marketability of oil and gas that may be acquired or discovered. Numerous factors are beyond our control, including the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, allowable production and environmental regulations. We cannot predict how these factors may affect our business.

We operate in foreign countries and are subject to political, economic and other uncertainties.
     We currently have operations in the United Kingdom, Norway and the Netherlands. We may expand international operations to other countries or regions. International operations are subject to political, economic and other uncertainties, including:
•	the risk of war, acts of terrorism, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, and import, export and transportation regulations and tariffs;

•	taxation policies, including royalty and tax increases and retroactive tax claims;

•	exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations;

•	laws and policies of the U.S. affecting foreign trade, taxation and investment; and

•	the possibility of being subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.
     Foreign countries occasionally have asserted rights to land, including oil and gas properties, through border disputes. If a country claims superior rights to oil and gas leases or concessions granted to us by another country, our interests could be lost or decreased in value. Various regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might have a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign–owned assets. This could adversely affect our interests.
If the operator of a prospect in which we participate does not maintain or fails to obtain adequate insurance, our interest in such prospect could be materially and adversely affected.
     Oil and gas operations are subject to particular hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.
     We do not currently operate all of our oil and gas properties. In the projects in which we own a non-operating interest, the operator may maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event that is not fully covered by insurance could result in the loss of our total investment in a particular prospect, which could have a material adverse effect on our financial condition and results of operations.
The cost of decommissioning is uncertain.
     We expect to incur obligations to abandon and decommission certain structures in the North Sea. To date the industry has little experience of removing oil and gas structures from the North Sea. Fewer than 10% of the 400 structures have been removed and these were small steel structures and sub sea installations in the shallower waters of the Southern North Sea. Certain groups have been established to study issues relating to decommissioning and abandonment and how the costs will be borne. Because experience is limited, we cannot predict the costs of any future decommissions for which we might become obligated.
Our cost of compliance with environmental regulations could result in large expenses.
     Our operations are subject to a variety of national, state, local, and international laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

Significant fines and penalties may be imposed for the failure to comply with environmental laws and regulations. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances such as oil and gas related products.
     Some environmental protection laws and regulations may expose us to liability arising out of the conduct of operations or conditions caused by others, or for acts that were in compliance with all applicable laws at the time the acts were performed. Changes in the environmental laws and regulations, or claims for damages to persons, property or the environment, could expose us to substantial costs and liabilities.
Governmental regulations to which we are subject could expose us to significant fines and/or penalties and our cost of compliance with such regulations could be substantial.
     Oil and gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. Regulations and laws affecting the oil and gas industry are comprehensive and under constant review for amendment and expansion. These regulations and laws carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases our cost of doing business and, consequently, adversely affects our profitability.
We are dependent on our executive officers and need to attract and retain additional qualified personnel.
     Our future success depends in large part on the service of William L. Transier and John N. Seitz, both of whom have substantial experience in the oil and gas industry. The loss of either of these executives could have a material adverse effect on our business. Although we have employment agreements with each of Mr. Transier and Mr. Seitz, there can be no assurance that such agreements will be enforceable in all circumstances or that we will have the ability to retain their services due to resignation or otherwise. Further, we do not maintain key-person life insurance on either Mr. Transier or Mr. Seitz.
     Our future success also depends upon our ability to attract, assimilate and retain highly qualified technical and other management personnel. There can be no assurance that we will be able to attract, assimilate and retain key personnel, and our failure to do so would have a material adverse effect on our business.
The trading price of our common stock may be volatile.
     The trading price of our common stock has from time to time fluctuated significantly and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors, including the risk factors set forth herein, as well as our operating results, financial condition, announcements or drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. Smaller capitalization companies like us often experience substantial fluctuations in the trading price of their securities. We may experience wide fluctuations in the market price of our common stock.
There is a limited market for our common stock.
     Our common stock is traded on the American Stock Exchange. Historically, there has not been an active trading market for a significant volume of our common stock. We are not certain that an active trading market for our common stock will develop, or if such a market develops, that it will be sustained.

If we are unable to fulfill commitments under any of our licenses, we will lose our interest in such license, which would result in the loss of our entire investment in such license.
     Our ability to retain licenses in which we obtain an interest will depend on our ability to fulfill the commitments made with respect to each license. We cannot assure you that we or the other participants in the projects will have the financial ability to fund these potential commitments.
Our operations are dependent on other companies and other service providers over which we have no control.
     We employ exploration and development personnel and we also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to assist in the exploration and analysis of our prospects to determine a method in which the prospects may be developed in a cost-effective manner. In addition, we rely upon the owners and operators of oil rigs and drilling equipment to drill and develop our prospects to production. We have developed relationships with a number of third party service providers, but we cannot assure you that we will be able to continue to rely on these providers. If any of these relationships are terminated or are unavailable on terms that are favorable to us, then we may not be able to execute our business plan.
Our debt level could negatively impact our financial condition and business prospects.
     As of September 30, 2005, we had $81.3 million in outstanding indebtedness. Our level of indebtedness could have important consequences on our operations, including:
•	making it more difficult for us to satisfy our obligations under our indentures or other debt and increasing the risk that we may default on our debt obligations;

•	requiring us to dedicate a substantial portion of our cash flow from operating activities to required payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general business activities;

•	decreasing our ability to successfully withstand a downturn in our business or the economy generally; and

•	placing us at a competitive disadvantage against other less leveraged competitors.
     If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the acceleration of our repayment of outstanding debt. Our ability to comply with these covenants and other restrictions may be affected by events beyond our control, including prevailing economic and financial conditions.
     We may not have sufficient funds to make such repayments. If we are unable to repay our debt out of cash on hand, we could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. We cannot assure you that we will be able to generate sufficient cash flow from operating activities to pay the interest on our debt or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock, a refinancing of our debt or a sale of assets include financial market conditions and our market value and operating performance at the time of such offering or other financing. We cannot assure you that any such offering, refinancing or sale of assets can be successfully completed.
     We have outstanding $81,250,000 of our 6.00% convertible senior notes due 2012. Upon specified change of control events, each holder of those notes may require us to purchase all or a portion of the holder’s notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, up to but excluding the date of purchase, plus in certain circumstances, a make-whole premium. We cannot assure you we would have sufficient financial resources to purchase the notes for cash or satisfy our other debt obligations if we are required to purchase the notes upon the occurrence of a change of control. In addition, events involving a change of control may result in an event of default under other debt we may incur in the future.
Because we are a holding company, our ability to pay our debts depends upon the ability of our subsidiaries to pay us dividends and to advance us funds. In addition, our ability to participate in any distribution of our subsidiaries’ assets is generally subject to the prior claims of the subsidiaries’ creditors.
     Because we conduct our business primarily through our subsidiaries, our ability to pay our debts depends upon the earnings and cash flow of our subsidiaries and their ability to pay us dividends and advance us funds. Contractual and legal restrictions applicable to our subsidiaries could limit our ability to obtain cash from them. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency generally would be subject to the prior claims of the subsidiaries’ creditors.
Provisions in our articles of incorporation, by-laws and the Nevada Revised Statutes may discourage a change of control.
     Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws and the Nevada Revised Statutes (the “NRS”) could delay or make more difficult a change of control transaction or other business combination that may be beneficial to you. These provisions include, but are not limited to, the ability of our board of directors to issue a series of preferred stock, classification of our board of directors into three classes and limiting the ability of our stockholders to call a special meeting.
     We are subject to the “Combinations With Interested Stockholders Statute” and the “Control Share Acquisition Statute” of the NRS. The Combinations Statute provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder. See “Description of Capital Stock—Nevada Anti-Takeover Statutes.”
     The Control Share Statute provides that persons who acquire a “controlling interest,” as defined, in a company may only be given full voting rights in their shares if such rights are conferred by the stockholders of the company at an annual or special meeting. However, any stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares. See “Description of Capital Stock—Nevada Anti-Takeover Statutes.”

WHERE YOU CAN FIND MORE INFORMATION
     This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.
     We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.
     Our home page is located at http://www.endeavourcorp.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed:
•	our annual report on Form 10-K for the year ended December 31, 2004, as amended by Form 10-K/A dated April 29, 2005 and as further amended by Form 10-K/A dated May 5, 2005;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2005;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2005;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2005;

•	our current reports on Form 8-K filed on January 5, 2005, January 11, 2005, January 11, 2005, January 14, 2005, January 24, 2005, January 26, 2005, February 25, 2005, March 2, 2005, March 9, 2005, April 27, 2005, May 6, 2005, July 15, 2005, August 5, 2005, September 1, 2005, September 6, 2005, September 13, 2005, September 19, 2005, October 17, 2005, October 26, 2005, November 3, 2005, November 28, 2005 and December 15, 2005 and our current report on Form 8-K/A filed on February 4, 2005 amending our current report on Form 8-K filed on November 23, 2004; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on June 10, 2004, as amended by our amended registration statement on Form 8-A/A-1 filed on August 11, 2004, and including any other amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:
Endeavour International Corporation
1000 Main Street, Suite 3300
Houston, Texas 77002
(713) 307-8700
Attention: General Counsel
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus or a related prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
FORWARD-LOOKING STATEMENTS
     Certain statements contained in this prospectus and any prospectus supplement, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided in this prospectus or any prospectus supplement are forward-looking statements within the meaning of Section 27A(i) of the Securities Act and Section 21E(i) of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed elsewhere in this prospectus or any prospectus supplement and particularly above under “Risk Factors.”
     These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.
     Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus and any prospectus supplement are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” sections and elsewhere in this prospectus and any prospectus supplement. All forward-looking statements speak only as of the date of this prospectus or the related prospectus supplement. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as set forth in a prospectus supplement or as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS
     Unless we inform you otherwise in a prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short term marketable securities or apply them to the reduction of other short term indebtedness.
RATIO OF EARNINGS TO FIXED CHARGES
     The ratio of our earnings to our fixed charges for each of the periods indicated is as follows:

Nine Months Ended
September 30,	Year Ended December 31,
2005	2004	2003	2002	2001	2000
2.1	—	—	—	—	—
     For purposes of this computation, earnings are defined as pretax earnings from continuing operations before adjustment for minority interest and equity losses in entities with oil and gas properties, plus interest expense, and amortization of debt discount and expense related to indebtedness. Fixed charges are interest expense, including amortization of debt discount and expenses on indebtedness.
     Earnings were insufficient to cover fixed charges by $22.6 million, $35.7 million and $4.1 million for the years ended December 31, 2004, 2003 and 2002, respectively. There were no fixed charges for the years ended December 31, 2001 and 2000.

DESCRIPTION OF DEBT SECURITIES
     The debt securities will be our direct unsecured or secured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities will rank equally with all of our existing and future unsubordinated indebtedness. The subordinated debt securities will rank junior to all of our existing and future senior indebtedness in right of payment. The debt securities issued may be convertible into shares of our common stock, preferred stock or warrants or other securities.
     We are a holding company and conduct all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributing those earnings to us, and upon our subsidiaries repaying investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.
     Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions.
     The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and a U.S. banking institution (a “Trustee”). The Trustee for each series of debt securities will be identified in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called the “Indentures.” We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary, we have included references to section numbers of the Indentures so that you can more easily locate those provisions. Capitalized terms used in this summary have the meanings used in the Indentures.
General
     At September 30, 2005, we had approximately $81.3 million of outstanding long-term debt. In general:
•	the Indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder (Section 301);

•	debt securities may be issued in one or more series, each in an aggregate principal amount we authorize before issuance, and may be in any currency or currency unit that we may designate (Section 301);

•	debt securities of a series may be issued in registered or global form (Sections 201, 203 and 301);

•	the Indentures do not limit the amount of other debt or securities that we can issue (Sections 201 and 301);

•	the senior debt securities will rank equally with all of our other senior debt;

•	the subordinated debt securities will have a junior position to all of our senior debt (Section 1301); and

•	the debt securities may be fully and unconditionally guaranteed by some or all our subsidiaries.
     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title and type of debt securities being offered;

•	the total principal amount of debt securities being offered;

•	the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

•	the interest rate or rates (or the method by which rates will be determined), and the dates for which interest, if any, will accrue;

•	the interest payment dates;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

•	events causing acceleration of maturity;

•	any provisions granting special rights to holders when specified events occur;

•	the guarantors, if any, who will guarantee such debt securities and the methods of determining such guarantors, if any;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities; and

•	any other terms of the debt securities (Section 301).
Guarantees
•	Debt securities may be guaranteed by some, but not all, of our subsidiaries, including subsidiaries that we may acquire in the future. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holder of their debt and their trade creditors before they will be able to distribute any of their assets to us.

•	The guarantees will be general obligations of each guarantor.

•	The guarantors will jointly and severally guarantee any of our guaranteed debt securities.

•	The obligations of each guarantor under any guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

•	A guarantor may not consolidate with or merge into another company unless the surviving company assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the

Trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist.
Denominations
     The debt securities will be issued in denominations of $1,000 or multiples thereof (Section 302).
Subordination
     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities generally will be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and/or premium on the subordinated debt securities may be made in the event:
•	of any insolvency, bankruptcy or similar proceeding involving us or our property;

•	we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due; or

•	a default occurs with respect to any “Designated Senior Indebtedness” (as defined in the subordinated indenture), which permits the holders of such debt to accelerate its maturity (until such default is cured or a period of 179 days from receipt of notice has passed) (Sections 1301, 1302 and 1303).
     The subordinated indenture will not limit the amount of senior debt that we may incur.
     Senior Indebtedness is defined to include all our secured and unsecured direct or contingent liabilities and obligations, including our guarantees for money we borrow, which is not expressed to be subordinate to, or junior in right of payment to, any of our other indebtedness. In addition, indebtedness to our subsidiaries and affiliates, our trade payables and our tax liabilities are expressly excluded from the definition of Senior Indebtedness.
Events of Default
The following are Events of Default under each Indenture:
•	failure to pay principal or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, continued for 30 days;

•	failure to deposit any mandatory sinking fund payment when due, continued for 30 days;

•	failure to perform any other covenant in the Indentures that continues for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default as may be specified in the supplemental indenture with respect to debt securities of such series (Section 501).
     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if the Trustee considers the withholding of notice to be in the best interest of the holders (Section 602).

Acceleration of Debt Upon an Event of Default
     If an Event of Default occurs, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities may declare the principal amount of all the debt securities of the applicable series to be due and payable immediately (Section 502). If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of a series of debt securities can void the declaration. These conditions include the requirement that we have paid or deposited with the Trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default (Section 502).
     If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either Trustee or any holder (Section 502).
     Depending on the terms of our indebtedness, an Event of Default under an Indenture may cause a cross default on our other indebtedness.
Duties of Trustee
     Other than its duties in the case of default, the Trustee is not obligated to exercise any of its rights or powers under either Indenture at the request, order or direction of any holders unless the holders offer the Trustee satisfactory security or indemnity (Section 603).
     If the holders provide satisfactory security or indemnification, the holders of a majority of principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee for any series of debt securities (Section 512).
Covenants
Under the Indentures, we will:
•	pay the principal, interest and premium, if any, on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any payment agent on or before the due date for the payment of any principal, interest or premium (Sections 1001, 1002, 1003 and 1005).
Modification of Indentures
     Each Indenture provides that we and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purpose of, among other things:
•	adding to our covenants;

•	adding additional events of default;

•	changing or eliminating any provisions of the Indentures so long as there are no holders entitled to the benefit of the provisions;

•	establishing the form or terms of any series of debt securities; or

•	curing ambiguities, defects or inconsistencies in the Indentures or making any other provisions with respect to matters or questions arising under the Indentures (Section 901).
     With specific exceptions, the Indentures or the rights of the holders of the debt securities may be modified by us and the Trustee with the consent of the holders of a majority of the outstanding principal amount of the debt securities of each series affected by the modification, but, without the consent of the holders of each outstanding debt security affected, no modification may be made that would:
•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

•	reduce the principal amount of, or the interest or any premium on, any debt security upon redemption or repayment at the option of the holder;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

•	impair the right to sue for the enforcement of any payment on or with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any such modification or amendment of the Indentures, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indentures or for waiver of specific defaults (Section 902).
Consolidation, Merger and Sale of Assets
     Each Indenture generally permits a consolidation or merger between us and another company, and permits us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring company will assume all of our responsibilities and liabilities under the Indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the Indentures (Section 801).
     We will only consolidate or merge with or into another company or sell all or substantially all of our assets according to the terms and conditions of the Indentures. The remaining or acquiring company will assume our obligations under the Indentures with the same effect as if it had been an original party to the Indentures and we shall be released from all our liabilities and obligations under either Indenture and any debt securities (Sections 801 and 802). Thereafter, the successor company may exercise our rights and powers under either Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor company.
Discharge and Defeasance
     We will be discharged from all obligations under the applicable Indenture with respect to any series of debt securities, except for surviving obligations to register the transfer or exchange of the debt securities, if:
•	all debt securities of the series previously authenticated and delivered under the relevant Indenture have been delivered to the Trustee for cancellation; or

•	all debt securities of that series have become due and payable or will become due and payable, at maturity or by redemption, and we deposit with the applicable Trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due (Section 401).
To exercise our right to be discharged, we must deliver the following to the applicable Trustee:

•	an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such option and will be subject to U.S. federal income tax on the same amount in the same manner and at the same time as if such option had not been exercised; and

•	an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the applicable Indenture with respect to such series have been complied with (Section 401).
     In addition to our right of discharge described above, we may deposit with the applicable Trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable; then, at our option, either of the following will occur:
•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the applicable Indenture, and the related events of default will no longer apply to us, but some of our other obligations under the Indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”) (Section 403).
     If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable Indenture, except for our obligations to:
•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold monies for payment in trust (Section 403).
     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the U.S. Internal Revenue Service or a change in law to that effect (Section 403).
Payment and Paying Agents
     Principal, interest and premium, if any, on fully registered securities will be paid at designated places. Payment will be made by check mailed to the person in whose name the debt securities are registered on the day specified in the Indentures or any prospectus supplement. Payments in other forms will be paid at a place designated by us and specified in a prospectus supplement (Section 307).
     Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for such purposes without the payment of any service charge except for any tax or governmental charge (Section 305, 1002).
Global Securities
     The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security (Sections 201, 203 and 301).

DESCRIPTION OF CAPITAL STOCK
General
     Our amended and restated articles of incorporation authorize us to issue 155,308,074 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $0.001 per share, and 5,308,074 shares of preferred stock, par value $0.001 per share. The following summary description of our capital stock is not complete and does not give effect to applicable statutory and common law. This summary description is also subject to the applicable provisions of our amended and restated articles of incorporation and amended and restated bylaws.
     The transfer agent and registrar for our common stock is StockTrans, Inc., and its telephone number is (610) 649-7300.
Common Stock
     As of December 16, 2005, there were 75,489,052 shares of our common stock issued and outstanding and outstanding options and warrants exercisable for an aggregate of 6,665,095 shares of common stock.
     Shares of our common stock are alike and equal in all respects and have one vote for each share held of record for the election of directors and all other matters submitted to the vote of stockholders. Holders of our common stock do not have cumulative voting rights, and thus, holders of a majority of the shares of our common stock represented at a meeting at which a quorum is present can elect all directors to be elected at such meeting. Subject to any restrictions imposed by any of our lenders and after any requirements with respect to preferential dividends, if any, on the preferred stock have been met, then, and not otherwise, dividends payable in cash or in any other medium may be declared by our board of directors and paid on the shares of common stock out of funds legally available therefore. After satisfaction of all our debts and liabilities and distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or our winding-up, the holders of our common stock shall be entitled to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively. The holders of our common stock do not have any preferential, preemptive right, or other right of subscription to acquire any of our shares authorized, issued or sold, or to be authorized, issued or sold (or any instrument convertible into our shares) other than to the extent, if any, our board of directors may determine from time to time.
Preferred Stock
     Our board of directors has the authority, without stockholder approval, to issue preferred stock in one or more series at such time or times and for such consideration as our board of directors may determine pursuant to a resolution or resolutions providing for such issuance duly adopted by our board of directors and may determine, for any series of preferred stock, the terms and rights of the series, including the following:
•	the distinctive designation, stated value and number of shares comprising such series, which number may (except where otherwise provided by our board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of our board of directors;

•	the rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

•	whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

•	the rights to which the holders of the shares of that series shall be entitled in the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up and the relative rights of priority, if any, of payment of shares of that series;

•	whether the shares of that series shall be convertible into or exchangeable for shares of capital stock of any class or any other series of preferred stock and, if so, the terms and conditions of such conversion or exchange including the rate of conversion or exchange, the date upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event upon or after which they shall be convertible or exchangeable, at whose option they shall be convertible or exchangeable, and the method of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

•	whether the shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

•	whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

•	any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualification, limitation or restriction of such series, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our amended and restated articles of incorporation and to the full extent now or hereafter permitted by the laws of the State of Nevada.
     Because the holders of our preferred stock may be entitled to vote on some matters as a class, issuance of our preferred stock could have the effect of delaying, deferring or preventing a change of control. The rights of the holders of our common stock may be adversely affected by the rights of the holders of preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility, could have the effect of making it more difficult for a third party to acquire control of us.
Series B Preferred Stock
     Of the 5,308,074 shares of our authorized preferred stock, 376,287 shares are designated as Series B Preferred Stock, par value $0.001 per share. The authorized shares of Series B Preferred Stock were originally 500,000 shares, however, as a result of our repurchase of an aggregate of 123,713 shares of Series B Preferred Stock in connection with our February 2004 restructuring, the authorized shares were reduced from 500,000 to 376,287.
     The Series B Preferred Stock generally provides for the following rights, preferences and obligations:
•	The shares of Series B Preferred Stock accrue a cumulative dividend of 8% of the $100 original issue price of such shares per annum, which is payable before any dividend or other distribution on shares of our common stock.

•	In the event of our liquidation, dissolution, or winding up, the shares of Series B Preferred Stock have a liquidation preference of $100 per share (plus all accrued and unpaid dividends thereon) before any payment or distribution to holders of shares of our common stock.

•	Except as otherwise provided by law, holders of shares of Series B Preferred Stock have the right to vote together with the holders of our common stock on all matters presented to holders of our common stock and have one vote per share.

•	We also have the right to redeem all or any portion of the Series B Preferred Stock at any time by payment of $100 per share plus all accrued and unpaid dividends due thereon.
     As of December 16, 2005, there were 19,714 shares of Series B Preferred Stock issued and outstanding.
Anti-Takeover Provisions of our Articles Of Incorporation and Bylaws
     Our amended and restated articles of incorporation and amended and restated bylaws contain provisions that could delay, discourage or make more difficult a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider in its best interest. The following is a summary of these provisions.
Preferred Stock
     Although our board of directors has no current intent to do so, it could issue a series of preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. Any decision by our board of directors to issue such preferred stock will be based on their judgment as to the best interest of Endeavour and its stockholders.
Special Meeting of Stockholders
     Our amended and restated bylaws provide that special meetings of our stockholders can only be called by resolution of the board of directors or by the written request of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.
Classified Board of Directors
     Effective July 7, 2004, our board of directors adopted an amendment to our bylaws implementing a classified board consisting of Class I, Class II and Class III directors. The initial term of the directors elected at the annual meeting of stockholders on August 24, 2004 was (i) for Class I directors, until the next annual meeting of stockholders after the 2004 annual meeting, (ii) for Class II directors, until the second annual meeting of stockholders after the 2004 annual meeting and (iii) for Class III directors, until the third annual meeting of stockholders after the 2004 annual meeting. Thereafter, at each subsequent annual meeting of our stockholders, the directors of the class elected at such meeting will serve for three-year terms. Our amended and restated bylaws provide for one to fifteen directors (as determined by resolution of our board of directors). Our amended and restated bylaws also provide that any vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the stockholders. These provisions may impede a stockholder from gaining control of the board of directors by removing incumbent directors or increasing the number of directors and simultaneously filling the vacancies or newly created directorships with its own nominees.
     Notwithstanding the foregoing, our amended and restated bylaws provide that the holders of two-thirds of our outstanding shares of stock entitled to vote may at any time preemptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with our secretary or, in his or her absence, with any other officer.
Limitations on Liability and Indemnification of Officers and Directors
     Our amended and restated articles of incorporation provide that none of our officers or directors will be personally liable to us or our stockholders for damages for a breach of their fiduciary duties as a director or officer, other than (i) for acts or omissions that involve intentional misconduct, fraud or knowing violation of law or (ii) the unlawful payment of a distribution. In addition, our amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, we also may enter into agreements with any officer or director, and may obtain insurance, indemnifying such officers and directors against certain liabilities incurred by them. Such provisions may have the effect of preventing changes in our management.
Nevada Anti-Takeover Statutes
     The Combinations Statute, contained in Sections 78.411 through 78.444 (inclusive) of the NRS, and the Control Share Statute, contained in Sections 78.378 through 78.3793 (inclusive) of the NRS, may have the effect of delaying or making it more difficult to effect a change in control of Endeavour. The Combinations Statute generally prohibits a Nevada corporation with 200 or more stockholders of record from engaging in certain “combinations,” such as a merger or consolidation, with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the company before the person first became an interested stockholder. The purpose of the Combinations Statutes is to ensure that management and stockholders of a Nevada corporation are involved in any potential and material changes to the corporate ownership structure. A “combination” means:
•	any merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the corporation’s assets having a total market value equal to 10% or more of the total market value of all the assets of the corporation; or 5% or more of the total market value of all outstanding shares of the corporation or representing 10% or more of the earning power of the corporation; or

•	the issuance or transfer by the corporation of any shares of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to shareholders except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation.
An “interested stockholder” generally means:
•	a person or group that owns 10% or more of a corporation’s outstanding voting securities; or

•	an affiliate or associate of the corporation that at any time during the past three years was the owner of 10% or more of the corporation’s then outstanding voting securities, unless the acquisition of the 10% or larger percentage was approved by the board of directors before the acquisition.
     If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders or if the consideration to be paid by the interested stockholder is fair as provided in the statute.
     The Control Share Statute governs acquisitions of a controlling interest of certain publicly held corporations. The purpose of the Control Share Statute, like the Combinations Statute, is to statutorily provide management a measure of involvement in connection with potential changes of control. The Control Share Statute will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless the amended and restated articles of incorporation or amended and restated bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These provisions provide generally that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the stockholders of the corporation at a special or annual meeting. If control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares. A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of the Control Share Statute, would enable that person to exercise:
•	one-fifth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more, of all of the voting power of the corporation in the election of directors.
     Once an acquirer crosses any one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.”
DESCRIPTION OF WARRANTS
     We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities. Such warrants may be issued independently or together with other securities that may be attached to or separate from the warrants.
     If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
     The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and the procedure by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which each warrant will be issued;

•	the guarantors, if any, who will guarantee such warrants and the methods of determining such guarantors, if any;

•	the procedures for exercising the warrants;

•	dates or periods during which the warrants are exercisable; and

•	the expiration date and any other material terms of the warrants.
DESCRIPTION OF UNITS
     We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
     The provisions described in this Section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
     We may issue units in such amounts and in such numerous distinct series as we determine.
     Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
     We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.
PLAN OF DISTRIBUTION
     We may sell the securities in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. Each prospectus supplement will set forth the following information:
•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
     If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase our securities until the distribution of the offered securities is completed. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of the offered securities.
     In connection with an underwritten offering, the underwriters may make short sales of the offered securities and may purchase our securities on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are made in an amount not greater than the over-allotment option we may grant to the underwriters in connection with the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing our securities in the open market. In determining the source of securities to close out the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
     The underwriters also may impose a penalty bid on certain selling group members. This means that if the underwriters purchase our securities in the open market to reduce the selling group members’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.
     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases, or those purchases could prevent or retard a decline in the price of the security. The imposition of a penalty bid might also have an effect on the price of a security to the extent, if any, that it discourages a resale of the security.
     Neither we nor the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions we describe above may have on the price of the offered securities. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in a prospectus supplement the names of the dealers and the terms of the transactions.
Direct Sales and Sales Through Agents
     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. We will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent in a prospectus supplement. Unless we inform you otherwise in a prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will describe the terms of any such sales in a prospectus supplement.

Delayed Delivery Contracts
     If we so indicate in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
     The validity of the securities offered by this prospectus has been passed upon for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
     The consolidated financial statements of Endeavour International Corporation as of December 31, 2003, and for each of the years in the two-year period ended December 31, 2003, have been audited by L J Soldinger Associates LLC, independent registered public accountants, as stated in their report. We have incorporated these financial statements in this registration statement in reliance upon L J Soldinger Associates LLC’s report, given their authority as experts in accounting and auditing.
     The consolidated financial statements of Endeavour International Corporation as of December 31, 2004, and for the year ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere (incorporated by reference) herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states Endeavour International Corporation acquired OER oil AS on November 23, 2004, and management excluded from its assessment of the effectiveness of Endeavour International Corporation’s internal control over financial reporting as of December 31, 2004, OER oil AS’s internal control over financial reporting associated with total assets of $63.3 million and total revenues of $3.7 million included in the consolidated financial statements of Endeavour International Corporation and subsidiaries as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of Endeavour International Corporation also excluded an evaluation of the internal control over financial reporting of OER oil AS.

Endeavour International Corporation
$300,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Units
PROSPECTUS
           , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following tables sets forth the expenses in connection with the offering described in this registration statement, all of which shall be paid by us. All of such amounts (except the SEC Registration Fee) are estimated.

SEC Registration Fee	$32,100
Printing Costs	10,000
Legal Fees and Expenses	15,000
Accounting fees and expenses	20,000
Miscellaneous	5,000
Total	$50,000

ITEM 15. Indemnification of Directors and Officers.
     Our amended and restated articles of incorporation provide that none of our officers or directors will be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, our amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, we may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.
     NRS Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
     NRS Section 78.7502 permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.
     NRS Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. NRS 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

ITEM 16. Exhibits.

Exhibit
Number		Description
**1.1	—	Form of Underwriting Agreement.

3.1	—	Amended and Restated Articles of Incorporation of Endeavour International Corporation (incorporated by reference from Exhibit 3.2 to the Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2004, File No. 001-32212).

3.2	—	Amended and Restated By-Laws of Endeavour International Corporation (incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2004, File No. 001-32212).

3.3	—	Amended and Restated Certificate of Designation of Series B Preferred Stock (incorporated by reference from Exhibit 3.3 to the Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2004, File No. 001-32212).

*4.1	—	Form of Indenture for Senior Debt Securities.

*4.2	—	Form of Indenture for Subordinated Debt Securities.

**4.3	—	Form of Warrant Agreement, including form of Warrant.

**4.4	—	Form of Guarantee.

*5.1	—	Opinion of Porter & Hedges, L.L.P.

*12.1	—	Computation of Ratios of Earnings to Fixed Charges.

*23.1	—	Consent of L J Soldinger Associates LLC.

*23.2	—	Consent of KPMG LLP.

*23.3	—	Consent of Gaffney, Cline & Associates Ltd.

*23.4	—	Consent of Porter & Hedges, L.L.P. (contained in Exhibit 5.1).

*24.1	—	Powers of Attorney (included on signature pages).

**25.1	—	Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

*	Filed herewith.

**	We will file as an exhibit to a Current Report on Form 8-K: (i) any underwriting or other agreement relating to the securities offered hereby;
(ii) the instruments setting forth the terms of any debt securities, warrants, depositary shares, purchase contracts or units; (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby; and (iv) any required opinion of counsel to the Company as to the securities or as to certain tax matters relative to the securities offered hereby.

ITEM 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter) that is part of the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 2005.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Robert L. Thompson

Robert L. Thompson
Vice President, Chief Accounting Officer
POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below, constitutes and appoints William L. Transier, John N. Seitz, Lance Gilliland and Robert L. Thompson and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Endeavour International Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John N. Seitz	Co-Chief Executive Officer	December 20, 2005

John N. Seitz	and Director (Principal Executive Officer)

/s/ William L. Transier	Co-Chief Executive Officer	December 20, 2005

William L. Transier	and Director (Principal Executive Officer)

/s/ Lance Gilliand	Vice President, Chief Financial Officer	December 20, 2005

Lance Gilliland	(Principal Financial Officer)

/s/ Robert L. Thompson	Vice President, Chief Accounting Officer	December 20, 2005

Robert L. Thompson	(Principal Accounting Officer)

/s/ John B. Connally III	Director	December 20, 2005

John B. Connally III

/s/ Barry J. Galt	Director	December 20, 2005

Barry J. Galt

/s/ Nancy K. Quinn	Director	December 20, 2005

Nancy K. Quinn

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 2005.

ENDEAVOUR ENERGY UK LIMITED

By:	/s/ William L. Transier

William L. Transier, Director and Secretary
POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below, constitutes and appoints William L. Transier, John N. Seitz, Lance Gilliland and Robert L. Thompson and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Endeavour Energy UK Limited to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title*	Date

/s/ John N. Seitz		December 20, 2005

John N. Seitz	Director

/s/ William L. Transier		December 20, 2005

William L. Transier	Director and Secretary

/s/ James W. Munns		December 20, 2005

James W. Munns	Director and Exploration Manager

/s/ John A. Patrick		December 20, 2005

John A. Patrick	Director

/s/ Lance Gilliland		December 20, 2005

Lance Gilliland	Director

* These individuals also serve in an officer capacity as “Director” pursuant to the organizational documents of Endeavour Energy UK Limited.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 2005.

ENDEAVOUR ENERGY NORGE AS

By:	/s/ John N. Seitz

John N. Seitz, Chairman of the Board
POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below, constitutes and appoints William L. Transier, John N. Seitz, Lance Gilliland and Robert L. Thompson and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Endeavour Energy Norge AS to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title*	Date

/s/ John N. Seitz		December 20, 2005

John N. Seitz	Chairman of the Board

/s/ Tord Pedersen		December 20, 2005

Tord Pedersen	Managing Director

/s/ William L. Transier		December 20, 2005

William L. Transier	Director

/s/ John A. Patrick		December 20, 2005

John A. Patrick	Director

/s/ James W. Munns		December 20, 2005

James W. Munns	Director

* These individuals also serve in an officer capacity as “Director” pursuant to the organizational documents of Endeavour Energy Norge AS.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 20, 2005.

ENDEAVOUR ENERGY NETHERLANDS B.V.

By:	/s/ John N. Seitz

John N. Seitz, Managing Director
POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below, constitutes and appoints William L. Transier, John N. Seitz, Lance Gilliland and Robert L. Thompson and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Endeavour Energy Netherlands B.V. to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title*	Date

/s/ John N. Seitz		December 20, 2005

John N. Seitz	Managing Director

/s/ William L. Transier		December 20, 2005

William L. Transier	Managing Director

* These individuals also serve in an officer capacity as “Director” pursuant to the organizational documents of Endeavour Energy Netherlands B.V.

INDEX TO EXHIBITS

Exhibit
Number		Description
**1.1		Form of Underwriting Agreement.

3.1	—	Amended and Restated Articles of Incorporation of Endeavour International Corporation (incorporated by reference from Exhibit 3.2 to the Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2004, File No. 001-32212).

3.2	—	Amended and Restated By-Laws of Endeavour International Corporation (incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2004, File No. 001-32212).

3.3	—	Amended and Restated Certificate of Designation of Series B Preferred Stock (incorporated by reference from Exhibit 3.3 to the Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2004, File No. 001-32212).

*4.1	—	Form of Indenture for Senior Debt Securities.

*4.2	—	Form of Indenture for Subordinated Debt Securities.

**4.3	—	Form of Warrant Agreement, including form of Warrant.

**4.4	—	Form of Guarantee.

*5.1	—	Opinion of Porter & Hedges, L.L.P.

*12.1	—	Computation of Ratios of Earnings to Fixed Charges.

*23.1	—	Consent of L J Soldinger Associates LLC.

*23.2	—	Consent of KPMG LLP.

*23.3	—	Consent of Gaffney, Cline & Associates Ltd.

*23.4	—	Consent of Porter & Hedges, L.L.P. (contained in Exhibit 5.1).

*24.1	—	Powers of Attorney (included on signature pages).

**25.1	—	Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

*	Filed herewith.

**	We will file as an exhibit to a Current Report on Form 8-K: (i) any underwriting or other agreement relating to the securities offered hereby;
(ii) the instruments setting forth the terms of any debt securities, warrants, depositary shares, purchase contracts or units; (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby; and (iv) any required opinion of counsel to the Company as to the securities or as to certain tax matters relative to the securities offered hereby.

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